Exhibit 10.12(a)

2004 RESTATEMENT

OF THE

SKYWEST, INC. EMPLOYEES’ RETIREMENT PLAN

TABLE OF CONTENTS

ARTICLE I: DEFINITIONS		1

ARTICLE II: ADMINISTRATION		11

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	11
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	12
2.3	POWERS AND DUTIES OF THE ADMINISTRATOR	12
2.4	RECORDS AND REPORTS	13
2.5	APPOINTMENT OF ADVISERS	13
2.6	PAYMENT OF EXPENSES	14
2.7	CLAIMS PROCEDURE	14
2.8	CLAIMS REVIEW PROCEDURE	14

ARTICLE III: ELIGIBILITY		15

3.1	CONDITIONS OF ELIGIBILITY	15
3.2	EFFECTIVE DATE OF PARTICIPATION	15
3.3	DETERMINATION OF ELIGIBILITY	16
3.4	TERMINATION OF PARTICIPATION	16
3.5	OMISSION OF ELIGIBLE EMPLOYEE	16
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	16
3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	17

ARTICLE IV: CONTRIBUTION AND ALLOCATION		17

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	17
4.2	PARTICIPANT’S SALARY REDUCTION ELECTION	18
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTIONS	21
4.4	ALLOCATION OF CONTRIBUTIONS AND EARNINGS	21
4.5	TOP HEAVY MINIMUM CONTRIBUTIONS	23
4.6	ACTUAL DEFERRAL PERCENTAGE TESTS	24
4.7	ADJUSTMENT TO SATISFY ADP TEST	25
4.8	ACP TESTS	28
4.9	ADJUSTMENT TO SATISFY ACP TESTS	29
4.10	MAXIMUM ANNUAL ADDITIONS	31
4.11	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	33
4.12	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	34
4.13	VOLUNTARY CONTRIBUTIONS	36
4.14	DIRECTED INVESTMENT ACCOUNT	36
4.15	QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS	39
4.16	QUALIFIED MILITARY SERVICE	39

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ARTICLE V: VALUATIONS		39

5.1	VALUATION OF THE TRUST FUND	39
5.2	METHOD OF VALUATION	39

ARTICLE VI: VESTED BENEFITS AND DISTRIBUTIONS		40

6.1	VESTED BENEFITS	40
6.2	DISTRIBUTION OF BENEFITS UPON SEPARATION FROM EMPLOYMENT PRIOR TO DEATH	40
6.3	BENEFICIARY DESIGNATIONS AND DISTRIBUTION UPON DEATH	42
6.4	MINIMUM REQUIRED DISTRIBUTIONS	44
6.5	LIMITED JOINT AND SURVIVOR ANNUITY RULES	49
6.6	ROLLOVER DISTRIBUTIONS	52
6.7	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	53
6.8	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	53
6.9	PRE-RETIREMENT IN-SERVICE DISTRIBUTION	54
6.10	ADVANCE DISTRIBUTION FOR HARDSHIP	54
6.11	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	55

ARTICLE VII: TRUSTEE		56

7.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	56
7.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	57
7.3	OTHER POWERS OF THE TRUSTEE	57
7.4	LOANS TO PARTICIPANTS	60
7.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	61
7.6	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	61
7.7	ANNUAL REPORT OF THE TRUSTEE	61
7.8	AUDIT	62
7.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	62
7.10	TRANSFER OF INTEREST	63
7.11	TRUSTEE INDEMNIFICATION	64
7.12	EMPLOYER SECURITIES AND REAL PROPERTY	64

ARTICLE VIII: AMENDMENT, TERMINATION AND MERGERS		64

8.1	AMENDMENT	64
8.2	TERMINATION	64
8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	65

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ARTICLE IX: TOP HEAVY		65

9.1	TOP HEAVY PLAN REQUIREMENTS	65
9.2	DETERMINATION OF TOP HEAVY STATUS	65

ARTICLE X: MISCELLANEOUS		67

10.1	PARTICIPANT’S RIGHTS	67
10.2	ALIENATION	68
10.3	CONSTRUCTION OF PLAN	69
10.4	GENDER AND NUMBER	69
10.5	LEGAL ACTION	69
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS	70
10.7	RECEIPT AND RELEASE FOR PAYMENTS	70
10.8	ACTION BY THE EMPLOYERS	70
10.9	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	71
10.10	HEADINGS	71
10.11	UNIFORMITY	71

iii

2004 RESTATEMENT OF THE

SKYWEST, INC. EMPLOYEES’ RETIREMENT PLAN

This 2004 Restatement of the SkyWest, Inc. Employees’ Retirement Plan is hereby made and entered into this            day of June 2004, by and between SkyWest, Inc. (herein referred to as the “Employer”) and Michael Kraupp, Alan Olson and Ann Olsen (herein referred to as the “Trustee”).

WITNESSETH:

WHEREAS, the Employer heretofore established a Profit Sharing Plan and Trust effective April 1, 1977, known as SkyWest, Inc. Employees’ Retirement Plan (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and the employees of its participating affiliates and for the exclusive benefit of its eligible employees and the employees of its participating affiliates; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustees join in such amendment if the provisions of the Plan affecting the Trustees are amended;

WHEREAS, the Plan has previously been amended and restated at various times; and

WHEREAS, it is necessary and desirable to again amend and restate the Plan;

NOW, THEREFORE, the Employer and the Trustees in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend and restate the Plan in its entirety to provide as follows effective January 1, 2004:

ARTICLE I

DEFINITIONS

1.1           “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2           “Administrator” means SkyWest, Inc. unless another person or entity has been designated by SkyWest, Inc. pursuant to Section 2.2 to administer the Plan on behalf of SkyWest, Inc..

1.3           “Affiliated Employer” means any SkyWest Airlines, Inc. and any other corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes SkyWest, Inc.; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer.

1.4           “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

1.5           “Anniversary Date” means the last day of the Plan Year.

1.6           “Annuity Starting Date” means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity under Section 6.1 below.

1.7           “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

1.8.          “Catch-Up Contribution” means any Deferred Compensation Contributions on behalf of a Participant who has or will attain age 50 or older during the Plan Year in question and which constitutes a “catch-up” contribution within the meaning of Regulation Section 1.414(v)-1(a).  Catch-Up Contributions shall not be taken into account for purposes of applying the limitations of Code Sections 402(g) and 415 and shall be disregarded in applying the provisions of this Plan that implement Sections 401(k)(3), 401(k)(11), 401(k)(12), 410 and 416 of the Code.

1.9           “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.10         “Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) or 6052.  Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b).

For a Participant’s initial year of participation in the component of the Plan for which Compensation is being used, Compensation shall be recognized for the entire Plan Year.

Compensation in excess of $200,000 shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2.  The $200,000 limit shall be adjusted for increases in the cost of living in accordance with Code Section

401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year.  For any short Plan Year the Compensation dollar limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

1.11         “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

1.12         “Deferred Compensation Contributions” with respect to any Participant means the amount of the Participant’s Compensation which has been contributed to the Plan in accordance with the Participant’s salary reduction and deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.11(a)(2) below.

1.13         “Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.14         “Directed Investment Option” means one or more of the following:

(a)           a Designated Investment Alternative; and

(b)           any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.15         “Elective Contribution” means (a) any Deferred Compensation Contributions, (b) any Employer matching contribution made pursuant to Section 4.1(b) which is used to satisfy the “ADP” test, and (c) any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(c) and Section 4.7(b) which is used to satisfy the “ADP” test.  Any Elective Contributions (whether or not used to satisfy the “ADP” test or the “ACP” test) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall satisfy the nondiscrimination requirements of Regulation Sections 1.401(k)-1(b)(5) and 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.16         “Eligible Employee” means any Employee of: (i) SkyWest, Inc., (ii) SkyWest Airlines, Inc., an Affiliate of SkyWest, Inc. that previously adopted the Plan for its employees; and (iii) any other Affiliated Employer which, with the consent of SkyWest, Inc., adopts the Plan in writing for its Employees.  Notwithstanding the foregoing, Leased Employees are not Eligible Employees and may not participate in the Plan.  If SkyWest, Inc., SkyWest Airlines, Inc. or another Affiliated Employer classifies a worker for personnel and/or payroll purposes as an independent contractor or other form of non-Employee service provider and a court or governmental authority subsequently determines that the worker is or was in fact a common law Employee, the reclassified worker shall not be an Eligible Employee and shall not participate in the Plan.

1.17         “Employee” means any person who is employed by SkyWest, Inc., SkyWest Airlines, Inc. or another Affiliated Employer, and excludes any person who is employed as an independent contractor.  Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.18         “Employer” means SkyWest, Inc., any successor which shall maintain this Plan, SkyWest Airlines, Inc. and any other Affiliated Employer that has adopted the Plan.  Any provision herein to the contrary, unless the context otherwise clearly requires, SkyWest, Inc. shall be treated as the sole Employer for purposes of Articles II, VII, VIII and X.

1.19         “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the “ADP” tests), after-tax voluntary Employee contributions made pursuant to Section 4.13, Excess Contributions recharacterized as after-tax voluntary Employee contributions pursuant to Section 4.7(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.8(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).  Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.7.

1.20         “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.6(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios).  Excess Contributions do not include Catch-Up Contributions.  Excess Contributions, including amounts recharacterized pursuant to Section 4.7(a)(2), shall be treated as “annual additions” under Section 4.10(b).

1.21         “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate Deferred Compensation Contributions (excluding Catch-Up Contributions) made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g).  Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.10(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year.  Additionally, for purposes of Sections 4.5 and 9.2, Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f).  However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.6(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.22         “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.23         “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.24         “415 Compensation” with respect to any Participant means such Participant’s Compensation” determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, or 132(f)(4).

1.25         “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)           was a “5% owner” as defined in Section 1.31(b) at any time during the “determination year” or the “look-back year”; or

(b)           for the “look-back year” had “415 Compensation” from the Employer in excess of $90,000.  The $90,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year, for which testing is being performed, and the “look-back year” means the immediately preceding 12-month period.  The determination of who is a Highly Compensated Employee shall be made in accordance with Regulation Section 1.414(q)-lT, A-4 and IRS Notice 97-45 (or any superseding guidance).

1.26         “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.27         “Hour of Service” means, for purposes of eligibility for participation, (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee, for the computation period in which the duties are performed); (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); and (c) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).  The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c).

Notwithstanding 1.27(b) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which’ solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of 1.27(b) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers.  The provisions of Department of Labor Regulation Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

1.28         “Inactive Participant” means a Participant who is no longer an Eligible Employee.

1.29         “Income” means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(d).

1.30         “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing.  Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.31         “Key Employee” means a key employee as defined in Code Section 416(i) and the Regulations thereunder.  An Employee or former Employee is considered a Key Employee if the Employee, at any time during the Plan Year that contains the “Determination Date,” is:

(a)           an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual “415 Compensation” greater than $130,000 (as adjusted under Code Section 416(i)(1) for any such Plan Year).

(b)           a “5% owner” of the Employer.  A “5% owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(c)           a “1% owner” of the Employer having annual “415 Compensation” from the Employer of more than $150,000.  A “1% owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.  However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.32         “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for at least one year under primary direction or control by the recipient Employer.  A Leased Employee shall not be an Eligible Employee.

1.33         “Non-Elective Contribution” means the Employer contributions to the Plan other than Elective Contributions.

1.34         “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

1.35         “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been a Key Employee.

1.36         “Normal Retirement Age” means the Participant’s 65th birthday.

1.37         “Normal Retirement Date” means the first day of the month coinciding with or next following the date the Participant attains Normal Retirement Age.

1.38         “One-Year Break in Service” means an eligibility computation period during which an Employee has not completed more than 500 Hours of Service.  Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.”  Years of Service and One-Year Breaks in Service shall be measured on the same computation period.  “Authorized leave of absence” means an unpaid; temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.  A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normal1y have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normal1y credited, eight Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a One-Year Break in Service.

1.39         “Participant” means any Eligible Employee who participates in the Plan and any former Eligible Employee who has any Vested Benefit under the Plan.

1.40         “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shal1 be established pursuant to Section 4.14 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

1.41         “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account, Non-Elective Account, Voluntary Account, Qualified Voluntary Contribution Account and Transfer/Rollover Account, as applicable.

1.42         “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.43         “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Elective Contributions.  A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to Deferred Compensation Contributions, Employer matching contributions made pursuant to Section 4.1(b) and any Employer Qualified Non-Elective Contributions.

1.44         “Participant’s Non-Elective Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.  A separate sub-account and accounting shall be maintained with respect to that portion of the Participant’s Non-Elective Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(d) and any Employer Qualified Non-Elective Contributions under Section 4.1(c).

1.45         “Participant’s Transfer/Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from (a) direct plan-to-plan transfer to the Plan from another plan not constituting a distribution, and (b) amounts transferred to the Plan, directly or indirectly, from another qualified plan or individual retirement account as rollover distributions in accordance with Section 4.12.  A separate accounting shall be maintained with respect to that portion of the Participant’s Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and “rollovers.”

1.46         “Plan” means this instrument, including all amendments thereto.

1.47         “Plan Year” means calendar year.

1.48         “Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.1(c), Section 4.7(b) and Section 4.9(f).  Such contributions may be used to satisfy the “ADP” tests or the “ACP” tests.

1.49         “Qualified Voluntary Employee Contribution Account” means the account maintained pursuant to Section 4.15 to which a Participant’s tax deductible qualified voluntary employee contributions made prior to 1987 are allocated.

1.50         “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or its delegate, and as amended from time to time.

1.51         “Top Heavy Plan” means a plan described in Section 9.2(a).

1.52         “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy

Plan.

1.53         “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual arid customary employment with the Employer.  The disability of a Participant shall be determined by a licensed physician chosen by the Administrator.

1.54         “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.55         “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.56         “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of Participant accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.57         “Vested Benefit” means the nonforfeitable balance in any account maintained on behalf of a Participant.  Each Participant is fully (100%) vested in all of his or her accounts, as adjusted from time to time to reflect investment gains and losses.

1.58         “Voluntary Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from the Participant’s after-tax voluntary Employee contributions as described in Section 4.13 and recharacterized Excess Contribution under Section 4.7(a). Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to after-tax voluntary Employee contributions made pursuant to Section 4.13 and amounts recharacterized as after-tax voluntary Employee contributions pursuant to Section 4.7(a).

1.59         Year of Service” means a computation period of 12 consecutive months, as hereinafter set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility to participate with respect to Employer contributions under Sections 4.1(b) through (d) and the calculation of the maximum Compensation matched under Section 4.1(b), the 12-month computation periods shall be measured from the date on which the Employee first performs an Hour of Service and each anniversary thereof.  Notwithstanding the foregoing, if an individual ceases to be an Eligible Employee, incurs a One-Year Break in Service, and subsequently returns to Eligible Employee status, the individual’s computation periods for determining such eligibility and maximum matching contributions beginning after such One-Year Break in Service shall be measured from the date he or she again performs an Hour of Service and the Anniversaries thereof.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II

ADMINISTRATION

2.1           POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)           In addition to the general powers and responsibilities otherwise provided for in this Plan, SkyWest, Inc., as the principal Employer, shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.  SkyWest, Inc. may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as it deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan.  SkyWest, Inc. may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settler) expenses of the Employers), to the extent not paid by the Employer.

(b)           SkyWest, Inc. may, by written agreement or designation, appoint at its option one or more Investment Managers (qualified under the Investment Company Act of 1940 as amended), investment advisers, or other agents to provide direction to the Trustee with respect to any or all of the Plan assets.  Such appointment shall be given by SkyWest, Inc. in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)           SkyWest, Inc. shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so.  SkyWest, Inc. or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy.  Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)           SkyWest, Inc. shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.  This requirement may be satisfied by formal periodic review by SkyWest, Inc. or by a qualified person specifically designated by it, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2           DESIGNATION OF ADMINISTRATIVE AUTHORITY

SkyWest, Inc. shall be the Administrator and may appoint any person, including, but not limited to, the Employees of the Employers, to perform the duties of the Administrator.  Any person so appointed shall signify acceptance by filing written acceptance with SkyWest, Inc.  Upon the resignation or removal of any individual performing the duties of the Administrator, SkyWest, Inc. may designate a successor.

2.3           POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have full discretionary power and authority to interpret and construe the terms of the Plan and to resolve all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding upon all persons.  The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401 (a), and shall comply with the terms of the Act and all regulations issued pursuant thereto.  The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)           the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)           to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)           to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(d)           to maintain all necessary records for the administration of the Plan;

(e)           to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)            to compute and certify to the Employers and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(g)           to consult with the Employers and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(h)           to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

(i)            to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(j)            to notify and assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

2.4           RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5           APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Participants.

2.6           PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employers.  Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs ..of administering the Plan.  Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7           CLAIMS PROCEDURE

Claims for benefits under the Plan must be filed in writing with the Administrator.  Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, or such other period as is required by applicable law or Department of Labor regulation.  In the event a decision cannot be reached within 90 days, the Plan may obtain a 90-day extension of the claim resolution deadline to the extent permitted under applicable Department of Labor regulations.  In the event the claim is denied in whole or in part, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can appeal the claim denial will be provided.  In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.8           CLAIMS REVIEW PROCEDURE

Any claimant who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written appeal.  Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification of denial provided for in Section 2.7.  The Administrator shall then reconsider within 60 days the claim on appeal.  If the Administrator so determines, it may (but need not) conduct a hearing within the 60-day period, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim.  Upon written notice to the Administrator, the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance.  If a hearing is held, either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings.  In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter.  The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing.  A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period).  Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III

ELIGIBILITY

3.1           CONDITIONS OF ELIGIBILITY

(a)           Any Eligible Employee who has completed 90 days of employment with an Employer shall be eligible to participate in the Plan with respect to Deferred Compensation Contributions under Section 4.1(a) and 4.2 and after-tax Voluntary Contributions under Section 4.13.  For purposes of this Section, an Eligible Employee will be deemed to have completed 90 days of employment if such individual is still an Employee at any time 90 days after his or her most recent employment commencement date;

(b)           With respect to Employer matching contributions pursuant to Section 4.1(b) and Employer Qualified Non-Elective Contributions pursuant to Section 4.1(c), an Eligible Employee shall not be eligible to participate hereunder until the date such Employee has completed one Year of Service;

(c)           With respect to Employer discretionary contributions pursuant to Section 4.1(d), an Eligible Employee shall not be eligible to participate hereunder until the date such Employee has completed two Years of Service.

3.2           EFFECTIVE DATE OF PARTICIPATION

With respect to Deferred Compensation Contributions pursuant to Section 4.2 and after-tax voluntary Employee contributions pursuant to Section 4.13, an Eligible Employee shall become a Participant effective as of the first day of month coinciding with or next following the date on which such Employee meets the eligibility requirement of Section 3.1(a), provided the Employee is still employed as of such date.  With respect to Employer matching contributions pursuant to Section 4.1(b), Employer Qualified Non-Elective Contributions pursuant to Section 4.1(c) and Employer discretionary contributions pursuant to Section 4.1(d), an Eligible Employee shall become a Participant effective on the date on which such Employee meets the applicable one and two Year of Service eligibility requirements of Section 3.1(b) or (c) as the case may be.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.  However, if such Employee incurs a One-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3           DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.  Such determination shall be subject to review pursuant to Section 2.8, and shall be conclusive and binding as long as is pursuant to the Plan and the Act.

3.4           TERMINATION OF PARTICIPATION

A Participant shall cease to be an active Participant on the date he or she ceases to be an Eligible Employee.  An inactive Participant shall cease to be entitled to any contributions, but shall continue to participate in the Plan as an inactive Participant, until such time as the Participant’s Account is distributed pursuant to the terms of the Plan.  A person shall cease to be a Participant when his or her Vested Benefit has been fully distributed.

3.5           OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted.  Such contribution shall be made regardless of whether it is deductible under applicable provisions of the Code.

3.6           INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within 12 months of the date on which it was made.  Otherwise, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.  Any such forfeitures shall be used to satisfy and be treated as a part of the Employer’s matching contribution for the year of forfeiture and succeeding Plan Years until fully reallocated.  Notwithstanding the foregoing, any Deferred Compensation Contributions made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation Contributions).

3.7           REHIRED EMPLOYEES AND BREAKS IN SERVICE

If any Participant becomes an Inactive Participant or ceases participation due to severance from eligible employment with the Employer and is reemployed by the Employer before a One-Year Break in Service occurs, the Former Participant shall become a Participant (in the same manner as if severance from employment with the Employer had not occurred) as of the reemployment effective date.  If any Participant becomes a Inactive Participant or ceases participation due to severance from eligible employment with the Employer and is reemployed by the Employer after a One-Year Break in Service has occurred, the Former Participant shall again participate in the Plan as of the date of reemployment, and his or her Years of Service for purposes of determining entitlement to share in Employer contributions shall include his Years of Service prior to the One-Year Break in Service.

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1           FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)           An amount equal to the total Deferred Compensation Contributions elected for the year by all Participants under Section 4.2.

(b)           On behalf of each Participant who is eligible to share in Employer matching contributions for the Plan Year, a matching contribution for each payroll period during the year that ends on or after the date the Participant satisfies the Year of Service eligibility requirement set forth in Section 3.1(b) equal to 100% of such Participant’s Deferred Compensation Contributions for that payroll period, plus such discretionary percentage of the eligible Participant’s Deferred Compensation Contributions for that payroll period (uniform as to all eligible Participants for the same Plan Year) as the Employer determines, which amount, if any, shall be deemed an Employer Elective Contribution.  Notwithstanding the foregoing:

(i)            No Employer matching contribution under this Section 4.1(b) shall be made or due with respect to Deferred Compensation Contributions for a payroll period to the extent such Deferred Compensation Contributions exceeds:

(A)          2% of the Participant’s Compensation for the payroll period in question if the Participant has completed at least one but less than five Years of Service prior to the close of that payroll period;

(B)           4% of the Participant’s Compensation for the payroll period in question if the Participant has completed at least five but less than ten Years of Service prior to the close of that payroll period; and

(C)           6% of the Participant’s Compensation for the payroll period in question if the Participant has completed at least ten Years of Service prior to the close of the payroll period.

(ii)           No Highly Compensated Employee who is an officer of an Employer having the rank of Vice President or higher shall be eligible for any Employer matching contribution for any payroll period in which he is so employed.

In determining maximum matching contributions for any payroll period, the annual dollar limitation on Compensation under Code Section 401(a)(17) shall be applied on a cumulative basis for those periods in which the Participant makes salary reduction contributions only, beginning with the first payroll period in the Plan Year for which such Deferred Compensation Contributions are made.

(c)           On behalf of each Non-Highly Compensated Participant who has completed at least one Year of Service prior to the close of the Plan Year to which the contributions relate and is eligible therefore to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to such uniform percentage of each eligible individual’s Compensation, if any, as the Employer determines each year.

(d)           A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.  Anything else to the contrary notwithstanding, a Participant shall not be eligible to share in the discretionary Employer Non-Elective Contribution described in this paragraph unless and until such Participant has completed two Years of Service prior to the close of the Plan Year to which the contribution relates.

(e)           Additionally, if applicable, the Employer shall make the Top Heavy minimum contribution described in Section 4.5 below.

(f)            All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2           PARTICIPANT’S SALARY REDUCTION ELECTION

(a)           Each Participant may elect to reduce his Compensation and in lieu thereof receive Deferred Compensation Contributions for a Plan Year, in any whole multiple of 1% up to 100% of his Compensation, provided that no such Compensation reduction and deferral election shall apply to that portion of the Participant’s Compensation that the Employer must withhold for applicable employment taxes.  A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executes such election.  For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B) and without regard to the limitations of Code Section 401(a)(17).

The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation Contribution and be treated as an Elective Contribution and allocated to that Participant’s Elective Account.

(b)           The balance in each Participant’s Elective Account shall be fully vested and, except as otherwise provided herein, shall not be subject to forfeiture.

(c)           Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable (including any offset of loans in default) earlier than: (1) the Participant’s separation from employment, Total and Permanent Disability, or death; (2) the Participant’s attainment of age 59-1/2; (3) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending 12 months after distribution of all assets from the Plan maintained by the Employer; or (4)  the proven financial hardship of a Participant, subject to the limitations of Section 6.10.

(d)           A Participant’s Deferred Compensation Contributions shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year.  If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount, which excess shall be distributed under Section 4.2(f).  The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.  Any provision herein to the contrary notwithstanding, this limitation shall not apply to Catch-Up Contributions.

(e)           In the event a Participant has received a hardship distribution pursuant to Section 6.10(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then no Deferred Compensation Contributions shall be made on behalf of the Participant for six months following the distribution.

(f)            If a Participant’s Deferred Compensation Contributions together with any elective deferrals (as defined in Regulation Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to the Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant.  In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income al1ocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year.  Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income Contributions.  Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)           the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)           the Participant shal1 designate the distribution as Excess Deferred

Compensation; and

(3)           the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Deferred Compensation Contributions and, thereafter, from Deferred Compensation Contributions which are matched.  Matching contributions which relate to such Deferred Compensation Contributions shall be forfeited and applied as part of the Employer’s matching contribution for the year of forfeiture and succeeding Plan Years until fully utilized.

(g)           Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to Section 4.7(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)           Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(i)            The Employers and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)           A Participant may make an initial salary deferral election within a reasonable time, not to exceed 30 days, after entering the Plan pursuant to Section 3.2.  If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications.  The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator.  Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2)           A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective.  However, modifications to a salary deferral election shall only be permitted semi-annually, during election periods established by the Administrator prior to the first day of a Plan Year and the first day of the seventh month of a Plan Year.  Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)           A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with 30 days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator).  Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period.  Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3           TIME OF PAYMENT OF EMPLOYER CONTRIBUTIONS

The Employer may make its contributions to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines.  If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.4           ALLOCATION OF CONTRIBUTIONS AND EARNINGS

(a)           The Administrator shall establish and maintain appropriate accounts in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)           The Employers shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year.  Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contributions as follows:

(1)           To each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation Contributions for the year.

(2)           With respect to matching contributions made pursuant to Section 4.1(b) on behalf of a Participant (i) to the Participant’s Elective Account if the contributions are used to satisfy the “ADP” test, or (ii) to his Participant Account if not used to satisfy the “ADP” test.

(3)           With respect to Employer Qualified Non-Elective Contributions made pursuant to Section 4.1(c) on behalf of a Participant, (i) to the Participant’s Elective Account if the contribution is used to satisfy the “ADP” test, or (ii) to his Participant Account if not used to satisfy the “ADP” test.

(4)           With respect to Employer discretionary contributions made pursuant to Section 4.1(d), to the Participant Account of each Participant who has completed at least two Years of Service in the ratio that the Participant’s Compensation for that Plan Year bears to the total Compensation of all Participants eligible to share in that discretionary contribution for that Plan Year.

(c)           For any Top Heavy Plan Year, Non-Key Employees shall also receive the additional minimum allocation, if any, required under Section 4.5.

(d)           As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (other than earnings or losses in Directed Investment Accounts) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than Directed Investment Accounts) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date.  Earnings or losses with respect to a Participant’s Directed Account shall be allocated solely to that account in accordance with Section 4.14.

Participants’ transfers from other qualified plans and after-tax voluntary Employee contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above.  Each Directed Investment Account and segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(e)           Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed.  Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider).  The processing date of a transaction will be binding for all purposes of the Plan.

(f)            Notwithstanding anything to the contrary, if the Plan would otherwise fail the requirements of Code Section 410(b) because any type of Employer contributions are not allocated to a sufficient number of Participants for a Plan Year, then the group of Participants eligible to share in the contribution shall be expanded to include the minimum number of additional Participants necessary to satisfy Code Section 410(b).  The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.  Nothing in this Section shall permit the reduction of a Participant’s accrued benefit.  Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements.  In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404.  Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.5           TOP HEAVY MINIMUM CONTRIBUTIONS

(a)           For any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least 3% of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group).  However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than 3% of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage of 415 Compensation allocated to the Participant’s Combined Account of any Key Employee.  In determining whether a Non-Key Employee has received the required minimum allocation, a Non-Key Employee’s Deferred Compensation Contributions and matching contributions needed to satisfy the “ADP” tests pursuant to Section 4.6(a) shall not be taken into account.

(b)           For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(c)           The Top Heavy minimum allocations shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are employed by the Employer on the last day of the Plan Year.

4.6           ACTUAL DEFERRAL PERCENTAGE TESTS

(a)           For each Plan Year (“Testing Year”), the annual “ADP” for the Highly Compensated Participant group for the Testing Year shall not exceed the greater of 125% of: (1) the “ADP” of the Non-Highly Compensated Participant group for the Plan Year immediately preceding the Testing Year in question (the “Prior Year”), multiplied by 1.25, or (2) the lesser of (x) 200% of the ADP for the Highly for the Non-Highly Compensated Participant group for the Prior Year or (y) the Non-Highly Compensated Participant group ADP for the Prior Year, plus two percentage points.  The provisions of Code Section 401(k)(3) and Regulation Section 1.401(k)-1(b) are incorporated herein by reference.

(b)           For the purposes of this Plan “ADP” means, with respect to any group for a Testing or Prior Year, as applicable, the average of the ratios, calculated separately for each Participant in that group, whether or not contributing, of the amount of Elective Contributions allocated to each Participant’s Elective Account for such year to such Participant’s Compensation for such Plan year.  The actual deferral ratio for each Participant and the “ADP” for each group shall be calculated to the nearest one-hundredth of one percent.  Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any matching contributions which relate to such Excess Deferred Compensation.

(c)           For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement.  Plans may be aggregated under this paragraph (c) only if they have the same plan year.  Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

(d)           If a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Sections 4975(e)(7) or 409) of an Employer, all such cash or deferred arrangements shall be treated as one arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant.  However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(e)           When calculating the “ADP” for the Non-Highly Compensated Participant group, the prior year testing method shall be used.  Any change from the prior year testing method to the current year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(f)            This Section and Section 4.7 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation Section 1.401(k)-1(g)(11).  Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.7           ADJUSTMENT TO SATISFY ADP TEST

In the event (or if it is anticipated) that the initial allocations of Elective Contributions made pursuant to Section 4.4 with respect to any Plan Year do (or might) not satisfy the ADP test set forth in Section 4.6(a), the Administrator shall adjust Excess Contributions pursuant to one or more of the options set forth below, including a combination of those options if the Employer so determines:

(a)           No later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of his Elective Contributions distributed and/or at his election recharacterized as an after-tax voluntary Employee contribution pursuant to Section 4.13 until the total amount of Excess Contributions has been distributed, or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions (again disregarding Catch-Up Contributions).  This process shall continue until the total amount of Excess Contributions has been distributed.  In determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant, Catch-Up Contributions shall be disregarded and the amount of Excess Contributions shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such Participant for the taxable year ending with or within such Plan Year and any forfeited matching contributions which relate to such Excess Deferred Compensation.

(1)           With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:  (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable; (ii) shall be made first from unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation, if used in the “ADP” tests pursuant to Section 4.6; (iii) shall be adjusted for Income; and (iv) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

(2)           With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:  (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such re-characterization; (ii) shall not exceed the amount of Deferred Compensation Contributions on behalf of the Participant for the Plan Year; (iii) shall be treated as after-tax voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation Section 1.401(k)-1(b); (iv) are not permitted if the amount recharacterized plus after-tax voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of after-tax voluntary Employee contributions (determined prior to application of Section 4.8(a)) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and (v) shall be adjusted for Income.

(3)           Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

(4)           Matching contributions that relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above or as an Excess Aggregate Contribution pursuant to Section 4.9.  All such forfeitures shall be used to satisfy and applied as part of the Employer’s matching contribution for the year of forfeiture and future Plan Years until fully utilized.

(b)           In lieu of correction under subsection (a) above, or in combination with any corrective action under subsection (a) above, within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision.  The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)           A special Qualified Non-Elective Contribution may be made on behalf of each Non-Highly Compensated Participant in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a).  Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s Compensation for the year (or prior year if the prior year testing method is being used) bears to the total Compensation of all Non-Highly Compensated Participants for such year.

(2)           A special Qualified Non-Elective Contribution may be made on behalf of each Non-Highly Compensated Participant who has elected to make salary reduction contributions under Section 4.2 for the year in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a).  Such contribution shall be allocated in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation Contributions for the year bears to the total Deferred Compensation Contributions of all such Non-Highly Compensated Participants for such year.

(3)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a).  Such contribution shall be allocated in equal amounts (per capita).

(4)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a).  Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest Compensation, until one of the tests set forth in Section 4.6(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.10.  This process shall continue until one of the tests set forth in Section 4.6(a) is satisfied (or is anticipated to be satisfied).

Notwithstanding the above, at SkyWest’s discretion, Non-Highly Compensated Participants who are not employed by the Employer at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then to prevent the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any contribution on behalf of Non-Highly Compensated Participants used to satisfy the “ADP” or “ACP” test under the current year testing method for the prior year testing year shall be disregarded.

(c)           If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.6(a), then the Administrator may automatically reduce the Deferred Compensation Contributions of Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio.  This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.6(a).  Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

4.8           ACP TESTS

(a)           For each Plan Year (“Testing Year”), the “ACP” for the Highly Compensated Participant group for that Testing Year shall not exceed the greater of:  (1) 125% of the ACP for the Non-Highly Compensated Participant group for the Plan Year immediately preceding the Testing Year in question (the “Prior Year”); or (2) the lesser of (x) 200% of the ACP for the Non-Highly Compensated Participant group for the Prior Year or (y) the ACP for the Non-Highly Compensated Participant group for the Prior Year plus two percentage points.  The provisions of Code Section 401(m) and Regulation Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

(b)           “ACP” for a Testing Year or Prior Year, as applicable, with respect to any Participant group, means the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:  (1) the sum of Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the “ADP” tests), after-tax voluntary Employee contributions made pursuant to Section 4.13 and Excess Contributions recharacterized as after-tax voluntary Employee contributions pursuant to Section 4.7(a) on behalf of each such Participant for such year; to (2) the Participant’s Compensation for such year.

(c)           For purposes of determining “ACP,” only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.  In addition, the Administrator may elect to take into account Employer matching contributions pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the “ADP” tests) and after-tax voluntary Employee contributions pursuant to Section 4.13, elective deferrals (as defined in Regulation Section 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer.  Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation Section 1.401(m)-1(b)(5) which is incorporated herein by reference.  However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

(d)           If two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.  In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m).  Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance.  Plans may be aggregated under this paragraph (d) only if they have the same plan year.

Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

(e)           If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio.  However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f)            For purposes of Sections 4.8(a) and 4.9, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) or after-tax voluntary Employee contributions (whether or not after-tax voluntary Employee contributions are made) allocated to the Participant’s account for the Plan Year.

(g)           When calculating the “ACP” for the Non-Highly Compensated Participant group, the prior year testing method shall be used.  Any change from the prior year testing method to the current year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(h)           Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.9 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation Section 1.401(k)-1(g)(11).  Furthermore, the Plan may exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.9           ADJUSTMENT TO SATISFY ACP TESTS

In the event (or if it is anticipated) that the ACP tests in Section 4.8(a) will not be met in any Plan Year, the Administrator shall adjust Excess Aggregate Contributions pursuant to one or more of the options set forth below, including a combination of those options if the Employer so determines:

(a)           Not later than the close of the following Plan Year the Administrator shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.8(b)(1), a portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining contributions subject to the ACP test equals the amount of such contributions determined pursuant to Section 4.8(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions.  This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.  The distribution of Excess Aggregate Contributions shall be made in the following order:  (1) After-tax voluntary Employee contributions including Excess Contributions recharacterized as after-tax voluntary Employee contributions pursuant to Section 4.7(a)(2); and (2) Employer matching contributions.

(b)           Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income.  Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

(c)           Excess Aggregate Contributions attributable to amounts other than after-tax voluntary Employee contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(d)           The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 4.7(a).

(e)           If during a Plan Year the projected aggregate amount of Employer matching contributions, after-tax voluntary Employee contributions and Excess Contributions recharacterized as after-tax voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.8(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.9(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.8(a).

(f)            Notwithstanding subsection (a) above or in combination with corrective action under subsection (a) above, within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions, as the Employer determines.  The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8.

Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s Compensation for the year (or prior year if the prior year testing method is being used) bears to the total Compensation of all Non-Highly Compensated Participants for such year.

(2)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated to that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Participant’s Deferred Compensation Contributions for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation Contributions of all such Participants for such year.

(3)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated in equal amounts (per capita).

(4)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8.  Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest Compensation, until one of the tests set forth in Section 4.8 is satisfied (or is anticipated to be satisfied), or until such Participant has received the maximum “annual addition” pursuant to Section 4.10.  This process shall continue until one of the tests set forth in Section 4.8 is satisfied (or is anticipated to be satisfied).

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year shall not be eligible to receive a special Qualified Non-Elective Contribution.

If the testing method changes from the current year testing method to the prior year testing method, then to prevent the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “ADP” or “ACP” test under the current year testing method for the prior year shall be disregarded.

4.10         MAXIMUM ANNUAL ADDITIONS

(a)           Notwithstanding the foregoing, but subject to Code Section 414(v), the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of:  (1) $40,000, as adjusted for increases in the cost of living under

Code Section 415(d), or (2) 100% of the Participant’s “415 Compensation” for such “limitation year.” If the contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed such maximum, the amount contributed or allocated will be reduced so that the limit is met and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants.  For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is 12.

(b)           The term “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions (other than Catch-Up Contributions), (2) Employee contributions, (3) forfeitures, (4) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.

(c)           For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.10(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)           The “limitation year” shall be the Plan Year.

(e)           For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.  If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(f)            If a Participant participates in more than one defined contribution plan maintained by the Employer which have different anniversary dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the

“limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(g)           If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same anniversary date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.  If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(h)           Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.11         ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a)           If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.10 or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1)           Any after-tax voluntary Employee contributions (plus attributable gains), to the extent they would reduce the “excess amount,” will be distributed to the Participant;

(2)           If, after the application of subparagraph (1) above, an “excess amount” still exists, any unmatched Deferred Compensation Contributions and, thereafter, proportionately from Deferred Compensation Contributions which are matched and matching contributions which relate to such Deferred Compensation Contributions, will be reduced to the extent they would reduce the “excess amount.” The Deferred Compensation Contributions (and any gains attributable to such Deferred Compensation Contributions) will be distributed to the Participant and the Employer matching contributions (and any gains attributable to such matching contributions) will be forfeited and applied to reduce the Employer matching contribution in the next “limitation year” and each succeeding “limitation year” until fully utilized.

(3)           If, after the application of subparagraphs (1) and (2) above, an “excess amount” still exists, and the Participant is covered by the Plan at the end of the “limitation year,” the “excess amount” will be used to reduce the Employer contribution for such Participant in the next “limitation year,” and each succeeding “limitation year” if necessary;

(4)           If, after the application of subparagraphs (1), (2) and (3) above, an “excess amount” still exists, and the Participant is not covered by the Plan at the end of the “limitation year,” the “excess amount” will be held unallocated in a “Section 415 suspense account.” The “Section 415 suspense account” will be applied to reduce future Employer contributions for all remaining Participants in the next “limitation year,” and each succeeding “limitation year” if necessary;

(5)           If a “Section 415 suspense account” is in existence at any time during the “limitation year” pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund.  If a “Section 415 suspense account” is in existence at any time during a particular “limitation year,” all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ accounts before any Employer contributions or any Employee contributions may be made to the Plan for that “limitation year.” Except as provided in (l) and (2) above, “excess amounts” may not be distributed to Participants or Former Participants.

(b)           For purposes of this Section 4.11, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.10.

(c)           For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.”

4.12         ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)           With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from another retirement plan meeting the requirements of Code Section 401(a) by Participants, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer.  The amounts transferred shall be accounted for in a separate

Participant’s Transfer/Rollover Account.  Except as permitted by Regulations (including Regulation Section 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation Section 1.401(k)-1(d).

(b)           With the consent of the Administrator, the Plan may accept a “rollover” from another qualified plan by Participants, provided the “rollover” will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer.  Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counselor otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section.  The amounts rolled over shall be set up in a separate Participant’s Transfer/Rollover Account.

For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code.  The term “rollover” means: (1) amounts transferred to this Plan directly from another qualified plan; (2) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this Plan within 60 days following receipt thereof; (3) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan,” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within 60 days of receipt thereof; (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (3) above, and transferred by the Employee to this Plan within 60 days of receipt thereof from such conduit individual retirement account; and (5) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(c)           Amounts in a Participant’s Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section.  The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(d)           The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant’s Transfer/Rollover Account.  Any distributions of amounts held in a Participant’s Transfer/Rollover Account shall be made in a manner which is consistent with, and satisfies the provisions of Article VI, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

Furthermore, such amounts shall not be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e)           The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.14.

4.13         VOLUNTARY CONTRIBUTIONS

(a)           Each Participant may, in accordance with nondiscriminatory procedures established by the Administrator, elect to make after-tax voluntary Employee contributions to the Plan.  Such contributions must generally be paid to the Trustee within a reasonable period of time after being received by the Employer.

(b)           A Participant may elect at any time to withdraw in a lump sum all or a portion of the balance from such Participant’s Voluntary Contribution Account in a manner which is consistent with and satisfies Section 6.2 below applied as if the Participant had separated from employment.  If the Administrator maintains sub-accounts with respect to after-tax voluntary Employee contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for withdrawal.

In the event such a withdrawal is made, or in the event a Participant has received a hardship distribution from the Participant’s Elective Account pursuant to Article VI or pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer, then the Participant shall be barred from making any after-tax voluntary Employee contributions for a period of six months after receipt of the withdrawal or distribution.

4.14         DIRECTED INVESTMENT ACCOUNT

(a)           Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.  That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)           As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)           to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the al1ocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2)           to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets; the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c)           Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant.  No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction.  Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee.  Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider).  The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d)           The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

(1)           the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed investment Options;

(2)           the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;

(3)           applicable restrictions on transfers to and from any Designated Investment Alternative;

(4)           any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;

(5)           a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and

(6)           general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of:  (i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative; (ii) any designated Investment Managers; and (iii) a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

(e)           With respect to assets in a Participant’s Directed Investment Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of such assets, (hereinafter referred to as the “Stock Rights”) as follows:

(1)           each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;

(2)           such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and

(3)           to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.

(f)            Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(g)           The Administrator may, in its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

(h)           The Plan is intended to constitute a plan described in Section 404(c) of the Act and the regulations thereunder.  As a result the Trustees and other Plan fiduciaries will have no liability for any losses that are the result of investment directions given by Participants, Beneficiaries or alternate payees under qualified domestic relations orders.

4.15         QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

(a)           Any voluntary Employee contribution to the Plan attributable to taxable years ending before January 1, 1987, shall be treated as a “Qualified Voluntary Employee Contribution” within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, and held in a separate Qualified Voluntary Employee Contribution Account.

(b)           A Participant may elect at any time to make withdrawals from such Participant’s Qualified Voluntary Employee Contribution Account in the same manner as if the Participant had separated from employment.  Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.2.

4.16         QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V

VALUATIONS

5.1           VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date.  In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.  The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2           METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date.  If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date.  Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker.  In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI

VESTED BENEFITS AND DISTRIBUTIONS

6.1           VESTED BENEFITS

Except as otherwise expressly provided in this Plan document, each Participant shall have a non-forfeitable right to his entire Combined Account balance and all of his other accrued benefits under the Plan, as adjusted from time to time to reflect investment gains and losses, without regard to Years of Service.

6.2           DISTRIBUTION OF BENEFITS UPON SEPARATION FROM EMPLOYMENT PRIOR TO DEATH.

(a)           Upon a Participant’s separation from employment with his Employer for any reason other than death, the Participant’s entire Vested Benefit shall become distributable to him in accordance with the provisions of this Section 6.2 and, if applicable, Section 6.5 below.  The Trustee shall distribute a Participant’s Vested Benefit to the Participant in accordance with such directions as the Administrator shall give.

(b)           Subject to Section 6.2(c) and Section 6.5 below, distribution of a Participant’s entire Vested Benefit to the Participant shall be made in the form of a lump sum distribution.  That lump sum shall be paid in cash, or to the extent the Participant so elects, in a combination of any shares of Employer stock held in his accounts plus cash for the balance.  Notwithstanding the foregoing, to the extent that a Participant’s account secures the repayment of any Plan loan, following separation from employment with the Employers, the Plan may distribute the promissory note evidencing the loan in kind as part of the Participant’s lump sum distribution.

(c)           Notwithstanding Section 6.2(b) above, if a former Participant’s Vested Benefit (calculated without regard to that portion of his Transfer/Rollover Account that is attributable to rollover contributions within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) and the earnings allocable thereto) exceeds $5,000, the Participant is entitled to elect to receive distribution in the form of either (i) a lump sum payment of his entire account balance, or (ii) monthly, quarterly, semi-annual or annual cash payments over a designated period certain subject to the following rules:

(1)           The Participant must designate in writing on such forms as the Administrator provides for this purpose, the payout period over which any installment distribution is to be made.  Once the installment method and payout period is elected, the Participant may not modify that election other than to cancel the election and receive an immediate lump sum distribution of any then-

remaining Vested Benefit on such forms as the Plan Administrator provides for that purpose.

(2)           The period of installment payments elected may not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary at the time distribution begins or otherwise cause the Plan to violate the provisions of Section 6.4 below or Code Section 401(a)(9).

(3)           The amount of each such periodic installment payment shall equal the product of (i) the Participant’s account balance on the Valuation Date immediately preceding the date of distribution (or such other Valuation Date as the Administrator reasonably determines); multiplied by (ii) a fraction the numerator of which is one and the denominator of which is the sum of one plus the remaining periodic distributions to be made after the installment in question.  The final installment payment shall be an amount equal to the Participant’s entire remaining Vested Benefit.

(d)           Subject to Section 6.2(e) below, the payment of a Participant’s Vested Benefit shall be made or begin, as applicable, as soon as possible after his separation from employment, and in no event later than the 60th day following the close of the Plan Year in which the Participant separates from employment.

(e)           If a Participant’s Vested Benefit exceeds $5,000 (calculated without regard to that portion of his Transfer/Rollover Account that is attributable to rollover contributions within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) and the earnings allocable thereto), the following provisions shall apply to that Participant:

(1)           The Plan cannot make distribution to the Participant without his consent until he attains age 65.  This restriction shall cease to apply when the Participant dies.  If the Participant does not consent to a pre-age 65 distribution of his Vested Benefit following termination of his employment with an Employer, distribution of his Vested Benefit shall be deferred until he attains age 65 unless the Participant (and in the case of any Transfer/Rollover Account subject to Section 6.5 below, the Participant’s spouse) later consents to a pre-age 65 distribution;

(2)           The Participant may elect to defer the commencement of benefits beyond age 65 to a Participant-designated date that is no later than the minimum required distribution deadline imposed under Section 6.4 below.  Any election by a Participant to defer distribution shall be made on such forms and in accordance with such uniform procedures as the Administrator determines; and

(3)           Where required under this Section 6.2(e), the consent of the Participant (and, if applicable, his spouse) to commencement of distribution prior to attaining age 65 shall be obtained in writing within the 90-day period ending on the “distribution starting date.”  The “distribution starting date” is the first day of the first period for which an amount is paid in any form.  The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant attains age 65. The notice shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and Section 6.5(e) below, and shall be provided no less than 30 days and no more than 90 days prior to the distribution starting date.  The Participant (and, if applicable, spouse) shall have at least 30 days from the date of the notice to elect or reject an immediate distribution, but may waive the 30-day waiting period.

This subsection 6.2(e) shall not apply to any Participant other than a Participant described in the first sentence of this subsection 6.2(e).

(f)            Except as provided in Section 6.3(c) below, if a Participant dies after separating from employment with his Employer and after commencing installment distributions, his remaining Vested Benefit, if any, shall continue to be distributed to his Beneficiary under the Participant-elected method of installment distribution in effect at the time of his death.  Notwithstanding the foregoing, the deceased Participant’s Beneficiary may elect in writing on such forms as the Administrator requires for this purpose to receive a distribution of the remaining Vested Benefit in a single lump sum as soon as practicable after the date such election is submitted to the Plan Administrator.

6.3           BENEFICIARY DESIGNATIONS AND DISTRIBUTION UPON DEATH

(a)           Upon the death of a married Participant or married Former Participant, the Participant’s entire Vested Benefit under the Plan shall become payable to his surviving spouse, adjusted for gains and losses in the same manner as other account balances are adjusted pending distribution.  If, however, there is no surviving spouse or if the Participant waives this mandatory survivor benefit and the surviving spouse consents in the manner set forth in Section 6.5 for a Qualified Election (other than the notice requirements therefor) to the designation of another Beneficiary by the Participant, the deceased Participant’s Vested Benefit shall instead be paid to the designated Beneficiary pursuant to the distribution provisions of the Plan which would apply in the absence of this subsection 6.3(a).  A Participant may designate one or more alternative or contingent Beneficiaries as provided in Section 6.3(b) below.

(b)           Any Beneficiary designation under this Section 6.3(b) shall be in the written form prescribed by the Administrator and shall be effective only when executed by the Participant and, if applicable under Code Section 401(a)(11)(B)(iii)(I), his spouse, and filed with the Administrator by the Participant.  A Participant may, from time to time in like manner, revoke in writing the Beneficiary designation and such action shall not require the consent of any Beneficiary.  A Participant (with the consent of his lawful spouse, if any) may designate multiple, contingent or successive beneficiaries, and specify the proportionate distribution to each such Beneficiary.  The following

Beneficiary rules shall apply for purposes of this Section 6.3 as well as Sections 6.4 and 6.5:

(1)           If a named Beneficiary predeceases the Participant, any prior designation of that Beneficiary shall be deemed revoked on the date of the Beneficiary’s death.

(2)           If the Beneficiary shall survive the Participant, but shall die before the entire Vested Benefit of the former Participant has been paid, then, absent any other provision by the Participant, the unpaid amount shall be payable to the estate of the deceased Beneficiary.  If multiple Beneficiaries are designated, absent express provision by the Participant, those named or their survivors, shall share equally any benefits payable under this Plan.

(3)           In the absence of an effective Beneficiary designation, the Administrator shall direct the Trustee to distribute the Participant’s undistributed Vested Benefits to the Participant’s surviving spouse, if any, or, if there is no surviving spouse, then to the estate of the Participant.

(4)           Any spouse or named Beneficiary of a Participant who cannot be located with reasonable efforts shall be deemed to have predeceased the Participant for all purposes under the Plan.  If a Participant designates as a Beneficiary an individual who is his spouse at the time of designation, and that Beneficiary subsequently ceases to be the Participant’s lawful spouse as a result of divorce, annulment or legal separation, the former spouse shall be deemed to have predeceased the Participant unless a qualified domestic relations order within the meaning of Code Section 414(p) provides otherwise.

(c)           If distribution of a Participant’s Vested Benefit commences on account of separation from employment and the Participant dies before distribution is completed, any remaining Vested Benefit shall be distributed to his Beneficiary in the manner provided in Section 6.2(f) above.  If distribution of a deceased Participant’s Vested Benefit on account of his separation from employment with an Employer has not commenced prior to the Participant’s date of death, the deceased Participant’s Vested Benefit shall be paid to his Beneficiary in the form of a single lump sum distribution as soon as reasonably practicable after the Administrator is notified of the Participant’s death, and in no event later than 60 days following the year of death.

(d)           Notwithstanding Section 6.3(c) above, if the deceased Participant’s Vested Benefit at the time of death exceeds $5,000 (calculated without regard to that portion of his Transfer/Rollover Account described in the first sentence of Section 6.2(e)), then subject to Section 6.4 below the Beneficiary may elect as follows:

(1)           To receive distribution in the form of either (i) a lump sum payment of the deceased Participant’s entire remaining Vested Benefit, or (ii)

monthly, quarterly, semi-annual or annual cash payments over a designated period certain subject to the following rules:

(i)            The Beneficiary must designate in writing on such forms as the Administrator provides for such purpose the period over which any installment distribution is to be made.  Once the installment method and payout period is elected, the Beneficiary may not modify that election other than to by electing on such forms as the Plan Administrator provides for this purpose to cancel the election and receive an immediate lump sum distribution of any then-remaining account balance.

(ii)           The period of installment payments elected may not exceed the life expectancy of the Beneficiary at the time distribution begins or otherwise cause the Plan to violate the provisions of Section 6.4 below or Code Section 401(a)(9).

(iii)          The amount of each such periodic installment payment shall equal the product of (i) the account balance on the Valuation Date immediately preceding the date of distribution (or such other valuation Date as the Administrator reasonably determines); multiplied by (ii) a fraction the numerator of which is one and the denominator of which is the sum of one plus the remaining periodic distributions to be made after the installment distribution in question.  The final installment payment shall be an amount equal to the Beneficiary’s entire remaining account balance.

(2)           The Beneficiary may elect to defer the commencement of benefits to a Beneficiary-designated date that is no later than the minimum required distribution deadline imposed under Section 6.4 below, or by Code Section 401(a)(9).  Any election by a Beneficiary to defer distribution shall be made on such forms and in accordance with such uniform procedures as the Administrator determines.

This Section 6.3(d) shall only apply if the deceased Participant’s Vested Benefit at the time of death exceeds $5,000 (calculated without regard to Transfer/Rollover Account balances described in the first sentence of Section 6.2(e)).

6.4           MINIMUM REQUIRED DISTRIBUTIONS

(a)           The provisions of this Section 6.4 will apply for purposes of determining required minimum distributions for the Plan Year commencing on or after January 1, 2003 and take precedence over any inconsistent provisions of the Plan.  All distributions required under this Section 6.4 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code; provided, however that notwithstanding the other provisions of this Section 6.4, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the

Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)           The Participant’s account balance will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.  If the Participant dies before distributions begin, the Participant’s will be distributed, or begin to be distributed, no later than as follows:

(1)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(2)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in subsection 6.4(e) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.4(b), other than subsection (b)(1), will apply as if the surviving spouse were the Participant.

(5)           If a Participant dies before distributions begin and there is a Designated Beneficiary other than the Participant’s surviving spouse, this Section 6.4 does not require distribution to begin by the date specified in subsection (b)(2) above if the Designated Beneficiary duly elects to defer distribution, but the Participant’s account balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distribution to the Participant or surviving spouse begins, this election will apply as if the surviving spouse were the Participant.  All elections as to the above five-year rule or the life expectancy rule under subsections (b)(2) and (e)(1) apply only if the Participant has a Designated Beneficiary by September 30 of the calendar year following the Participant’s year of death and must be made not later than the earlier of (i) September 30 of the calendar year in which distribution would be required to begin under subsection (b)(2), or (ii) by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this subsection (b)(5), distribution will be made in accordance with Sections 6.4(b)(2) and 6.4(e) of the Plan.

For purposes of this subsection (b) and subsection (e), unless subsection (b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If subsection (b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under this subsection (b).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under this subsection (b)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Unless the Participant’s interest is distributed on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (d) and (e) of this Section 6.4.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions under that annuity will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.

(d)           During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)           The quotient obtained by dividing the Participant’s account balance by the distribution period on the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)           If the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 6.4(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(e)           The following minimum distribution rules apply after a Participant’s death.

(1)           If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)           If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(3)           Except as provided in Section 6.4(b)(5), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.4(e)(1).

(4)           If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5)           If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.4(b)(2), this Section 6.4(e) will apply as if the surviving spouse were the Participant.

(f)            For purposes of this Section 6.4, the following definitions apply:

(1)           “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 6.2 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2)           “Distribution calendar year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.4(b).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)           “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)           “Participant’s account balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)           “Required Beginning Date” means April 1 of the calendar year in which the Participant attains age 70 ½; provided that in the case of a Participant other than a five percent (5%) owner, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (b) the calendar year in which the Participant ceases to be an Employee.

6.5           LIMITED JOINT AND SURVIVOR ANNUITY RULES

(a)           This Section 6.5 shall only apply to the distribution of that portion of a Participant’s Transfer/Rollover Account that is attributable to direct or indirect transfers to the Plan from another plan that is subject to the survivor annuity requirements of Sections 401(a)(11)(A) and 417 of the Code (a “417 Account”).  This Section 6.5 shall not apply to any other account of a Participant.  This Section shall take precedence over any conflicting provision in this Plan.

(b)           For purposes of this Section 6.5, the following definitions shall apply:

(1)           “Election Period” means the period that begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death.  If a Participant separates from employment prior to the first day of the Plan Year in which age thirty-five (35) is attained, the Election Period shall begin on the date of separation from employment with respect to his account balances as of the date of separation.

(2)           “Earliest Retirement Age” means the earliest date on which, under the Plan, the Participant could elect to receive benefits under the Plan.

(3)           “Pre Age Thirty-Five (35) Waiver” means the special Qualified Election that a Participant who will not attain age thirty-five (35) as of the end of the current Plan Year can make to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).  The Administrator shall provide to the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.5(e) below.  Qualified Pre-Retirement Survivor Annuity coverage shall be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35), and any new waiver thereafter shall be subject to the full requirements of this Section 6.5.

(4)           “Qualified Election” means a waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant (or, if deceased, by his spouse).  Any waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant or spouse shall not be effective unless: (i) the Spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse’s consent acknowledges the effect of the election; and (iv) the Spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Annuity shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, the Participant’s waiver will be deemed a Qualified Election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be irrevocable by that Spouse but shall be effective only with respect to that Spouse.  A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of these rights.  A Participant may revoke a prior waiver without the consent of his Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

(5)           “Qualified Annuity” means in the case of an unmarried Participant, an immediate life annuity.  In the case of a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s 417 Account balance.

(6)           “Qualified Pre-Retirement Survivor Annuity” means an annuity for life of a Participant’s Surviving Spouse, the payments under which are equal to the amount of benefits that can be purchased with 50% of the Participant’s 417 Account balance as of the last day of the Plan Year in which occurs the Participant’s death.

(7)           “Spouse (Surviving Spouse)” means the lawful spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as a spouse or former spouse) to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

(c)           Subject to Section 6.5(f) below, unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a Participant’s 417 Account shall be paid in the form of a Qualified Annuity pursuant to the purchase of annuity contracts which comply with the terms of this Plan.  The Participant may elect to have the annuity contract distributed upon attainment of the Earliest Retirement Age under the Plan.

(d)           Subject to Section 6.5(f) below, unless an optional form of benefit has been selected pursuant to a Qualified Election made within the Election Period, if a married Participant or married former Participant with a 417 Account dies before the Annuity Starting Date, then the Vested Benefit in such 417 Account shall be applied toward the purchase of a Qualified Pre-Retirement Survivor Annuity contract which complies with the terms of this Plan and will provide payments to the Participant’s Surviving Spouse commencing on the earliest date the deceased Participant could have elected to receive retirement benefits under the Plan, unless the Surviving Spouse makes a Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity or elects to defer distribution as provided in the Plan.

(e)           The following notice requirements shall apply under this Section 6.5:

(1)           In the case of a Qualified Annuity, the Plan Administrator shall, not less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Participant covered by this Article with a written explanation of: (i) the terms and conditions of a Qualified Annuity; (ii) a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan; (iii) the Participant’s right to make and the effect of an election to waive the Qualified Annuity form of benefit; (iv) the rights of a Participant’s Spouse; and (v) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Annuity.

(2)           The Annuity Starting Date for a distribution in a form other than a Qualified Annuity may be less than 30 days after receipt of the written explanation described above if (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Annuity and elect (with spousal consent, if applicable) to a form of distribution other than a Qualified Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven day period that begins the day after the explanation of the Qualified Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation is provided to the Participant.

(3)           In the case of a Qualified Pre-Retirement Survivor Annuity, the Plan Administrator shall provide each Participant covered by this Article within the applicable period for the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.5(e)(1) and (2) above.  The applicable period for the Participant is the last to end of the following periods:  (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period after the Participant commences participation; or (iii) a reasonable period after this Section first applies to the Participant.  Notwithstanding the foregoing, notice must be provided within a reasonable period after separation from employment in the case of a Participant who separates from employment before attaining age 35.  For purposes of applying this Section 6.5(e)(3), a reasonable period ending after the enumerated events described above is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.  In the case of a Participant who separates from employment before the Plan Year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation.  If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be re-determined.

(f)            If the present value of a Participant’s Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity does not exceed $5,000 at the Annuity Starting Date, this Section 6.5 shall not apply to the Participant’s 417 Account, and the Plan shall distribute that amount in accordance with the rules of Sections 6.2 through 6.4 above.  For this purpose, present value shall be determined under Section 417(e)(3) of the Code.  Notwithstanding the above, no lump sum distribution shall be made hereunder once benefits have commenced to be paid under this Section 6.5 unless the Participant and his Spouse (or the Surviving Spouse, if applicable) so consent.

6.6           ROLLOVER DISTRIBUTIONS

(a)           Anything in this Plan to the contrary notwithstanding, a Distributee may elect at the time and in the manner prescribed by the Administrator to have all or any portion of his Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)           For purposes of this Section 6.6 the following definitions shall apply:

(1)           “Direct Rollover’ means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee of all or a portion of the Distributee’s Vested Benefit.

(2)           “Distributee” means an Employee or former Employee to whom a distribution is to be, or may be, made.  In addition, an Employee’s or former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with respect to the interest of the spouse or former spouse.

(3)           “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, which accepts the Distributee’s Eligible Rollover Distribution.  Additionally, an Eligible Retirement Plan shall mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred to such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

(4)           “Eligible Rollover Distribution” is any distribution of all or any portion of the account balance of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is (i) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) required under Section 401(a)(9) of the Code; (iii) not includable in gross income of the Distributee (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); or (iv) made in the event of hardship pursuant to Section 6.10 below.  Notwithstanding the foregoing, the portion of a distribution consisting of after-tax Employee contributions that are not includible in income shall be an eligible rollover distribution if transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for such amounts, including the portion that is includible in gross income and the portion that is not includible in gross income.

6.7           DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.8           LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, more than one year after the date they are eligible to be paid, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amounts of distributable shall be treated as a forfeiture and applied to reduce Employer matching contributions for the year of forfeiture and succeeding Plan Years until fully applied.  Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions (including accumulated Qualified Voluntary Employee Contributions) does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator; either be treated as a forfeiture and applied to reduce Employer matching contributions for the year of forfeiture and succeeding Plan Years until fully applied, or if at least $1,000, be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Beneficiary cannot be ascertained.  In the event a Participant or Beneficiary is located subsequent to the forfeiture, such benefit shall be restored, first from forfeitures, if any, and then from an additional Employer contribution if necessary.  However, regardless of the proceeding, a benefit which is lost by reason of escheat under applicable state law is not treated as a forfeiture for purposes of this Section.

6.9           PRE-RETIREMENT IN-SERVICE DISTRIBUTION

At such time as a Participant shall have attained the age of 59-1/2 years, the Administrator, at the written election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute in a lump sum all or a portion of the amount then credited to the accounts maintained on behalf of the Participant (excluding any accounts subject to Section 6.5).  No distribution shall be made from the Participant’s account unless the balance in the Participant’s account to be distributed has accumulated for at least two years.  In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee.

6.10         ADVANCE DISTRIBUTION FOR HARDSHIP

The Administrator, at the election of a Participant, shall direct the Trustee to distribute to the Participant in any one Plan Year up to the lesser of 100% of the Vested Participant’s Elective Account and Participant’s Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant.  Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and Participant’s Account shall be reduced accordingly.  Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1)           Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d);

(2)           The costs directly related to the purchase (excluding mortgage payments) of a principal residence for Participant;

(3)           Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, or dependents; or

(4)           Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.

(b)           No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied.

(1)           The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)           The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and

(3)           The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and after-tax voluntary Employee contributions will be suspended for at least six months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least six months after receipt of the hardship distribution.

(c)           Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Deferred Compensation Contributions after such date, reduced by the amount of any previous distributions pursuant to this Section 6.10 and Section 6.09.

(d)           Any distribution pursuant to this Section shall be made in a lump sum.

6.11         QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.”  Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from employment and has not reached the

“earliest retirement age” under the Plan.  For the purposes of this Section 6.11, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

ARTICLE VII

TRUSTEE

7.1           BASIC RESPONSIBILITIES OF THE TRUSTEE

(a)           The Trustee shall have the following categories of responsibilities:

(1)           Consistent with the “funding policy and method” determined by SkyWest, Inc., to invest, manage, and control the Plan assets subject, however, to the direction of each Participant with respect to the Participant’s Directed Account, the Employers or an Investment Manager appointed by the Employer or any agent of the Employers;

(2)           At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

(3)           To maintain records of receipts and disbursements and furnish to the Employers and/or Administrator for each Plan Year a written annual report pursuant to Section 7.7.

(b)           In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or SkyWest, Inc., or an Investment Manager or other agent appointed by SkyWest, Inc. with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

(1)           The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or SkyWest, Inc., or any Fiduciary or nonfiduciary agent of SkyWest, Inc., in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

(2)           The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

(3)           The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law.  The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee’s refusal or failure to comply with any directions from the Participant.

(4)           Any costs and expenses related to compliance with the Participant’s directions shall be borne by the Participant’s Directed Account, unless paid by the Employers.

(5)           Notwithstanding anything hereinabove to the contrary, the Trustee shall not invest any portion of a Participant’s Directed Account in “collectibles” within the meaning of that term as employed in Code Section 408(m).

(c)           If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2           INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)           The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein.  The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer.  In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified profit sharing plan and trust.

(b)           The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

7.3           OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a)           To purchase, or subscribe for, any securities or other property and to retain the same.  In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)           To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction.  No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)           To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property.  However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities.  In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

(d)           To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e)           To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f)            To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)           To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)           To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)            To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)            To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k)           To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(l)            To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon;

(m)          To invest in Treasury Bills and other forms of United States government obligations;

(n)           To invest in shares of investment companies registered under the Investment Company Act of 1940;

(o)           To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;

(p)           To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(q)           To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and Trust and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

(r)            To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(s)           To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

7.4           LOANS TO PARTICIPANTS

(a)           The Trustee may, at the Administrator’s direction, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.  Each loan shall constitute a Participant-directed investment by the borrower’s Participant Directed Account.

(b)           No Participant loan shall take into account the present value of such Participant’s Qualified Voluntary Employee Contribution Account.

(c)           Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)           $50,000 reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, or

(2)           one-half of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan.

(d)           Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five years.  However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five years.  For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034.  Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

(e)           Any loans granted or renewed shall be made pursuant to a Participant loan program.  Such loan program shall be established in writing by the Administrator and must include, but need not be limited to, the following:

(1)           the identity of the person or positions authorized to administer the

Participant loan program;

(2)           a procedure for applying for loans;

(3)           the basis on which loans will be approved or denied;

(4)           limitations, if any, on the types and amounts of loans offered;

(5)           the procedure under the program for determining a reasonable rate of interest;

(6)           the types of collateral which may secure a Participant loan; and

(7)           the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan.  Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(f)            Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

7.5           DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund.  The Trustee shall not be responsible in any way for the application of such payments.

7.6           TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by SkyWest, Inc. and the Trustee.  However, an individual serving as Trustee who already receives full-time pay from an Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee.  Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employers.  All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7           ANNUAL REPORT OF THE TRUSTEE

(a)           Within a reasonable period of time after the close of each Plan Year, the Trustee, or its agent, shall furnish to SkyWest, Inc. and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1)           the net income, or loss, of the Trust Fund;

(2)           the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3)           the increase, or decrease, in the value of the Trust Fund;

(4)           all payments and distributions made from the Trust Fund; and

(5)           such further information as the Trustee and/or Administrator deems appropriate.

(b)           SkyWest, Inc., promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof.  Failure by SkyWest, Inc. to disapprove any such statement of account within 90 days after its receipt thereof shall be deemed an approval thereof.  The approval by SkyWest, Inc. of any statement of account shall be binding on SkyWest, Inc. and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, SkyWest, Inc. and all persons having or claiming an interest in the Plan were parties.  However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8           AUDIT

(a)           If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of a Participant an independent qualified public accountant for that purpose.

(b)           All auditing and accounting fees shall be an expense of and may, at the election of the Employers, be paid from the Trust Fund.

7.9           RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)           Unless otherwise agreed to by both the Trustee and SkyWest, Inc., a Trustee may resign at any time by delivering to SkyWest, Inc., at least 30 days before its effective date, a written notice of resignation.

(b)           Unless otherwise agreed to by both the Trustee and SkyWest, Inc., SkyWest, Inc. may remove a Trustee at any time by delivering to the Trustee, at least 30 days before its effective date, a written notice of such Trustee’s removal.

(c)           Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by SkyWest, Inc.; and such successor, upon accepting such appointment in writing and delivering same to SkyWest, Inc., shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein.  Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)           SkyWest, Inc. may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee.  In the event a successor is so designated by SkyWest, Inc. and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e)           Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to SkyWest, Inc. and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee.  This statement shall be either (1) included as part of the annual statement of account for the Plan Year required under Section 7.7, or (2) set forth in a special statement.  Any such special statement of account should be rendered to SkyWest, Inc. no later than the due date of the annual statement of account for the Plan Year.  The procedures set forth in Section 7.7 for the approval by SkyWest, Inc. of annual statements of account shall apply to any special statement of account rendered hereunder and approval by SkyWest, Inc. of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as SkyWest, Inc.’s approval of an annual statement of account.  No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

7.10         TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested Benefit, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

7.11         TRUSTEE INDEMNIFICATION

SkyWest, Inc. agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee’s power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.12         EMPLOYER SECURITIES AND REAL PROPERTY

The Trustee shall be empowered to acquire and hold “qualifying employer securities” and “qualifying employer real property,” as those terms are defined in the Act.  The Plan is specifically intended to allow Participants to elect to invest their Participant Directed Accounts in common stock of SkyWest, Inc.

ARTICLE VIII

AMENDMENT, TERMINATION AND MERGERS

8.1           AMENDMENT

(a)           SkyWest, Inc. shall have the right at any time to amend this Plan, subject to the limitations of this Section.  However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent.  Any such amendment shall become effective as provided therein upon its execution (including retroactive amendments).  The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)           No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of any Employer.

(c)           Except as permitted by Regulations (including Regulation Section 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates, reduces or modifies any “protected benefit” described in Code Section 411(d)(6) and the Regulations thereunder.

8.2           TERMINATION

(a)           SkyWest, Inc. shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination.  Upon any full or partial termination, all amounts credited to the affected Participants’ Combined

Accounts shall remain 100% vested and shall not thereafter be subject to forfeiture, and all unallocated forfeitures, shall be allocated to the accounts of all active Participants during the year of termination in proportion to their Compensation for the year of termination.

(b)           Upon the full termination of the Plan, SkyWest, Inc. shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Article VI.  Distributions to a Participant shall be made in cash or in property allocated to the Participant’s account or through the purchase of irrevocable nontransferable deferred commitments from an insurer except, however, for property distributions made prior to the earlier of (1) the effective date of an amendment limiting distribution in property to property allocated to the Participant’s account, or (2) the adoption date of this amendment and restatement, distributions in property are not limited to property in the Participant’s account.

8.3           MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Code Section 411(d)(6) “protected benefits.”

ARTICLE IX

TOP HEAVY

9.1           TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall meet the minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

9.2           DETERMINATION OF TOP HEAVY STATUS

(a)           This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds 60% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).  In addition, if a

Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)           Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1)           the Participant’s Combined Account balance as of the most recent Valuation Date within a 12-month period ending on the Determination Date.

(2)           an adjustment for any contributions due as of the Determination Date.  Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)           any Plan distributions made within the one-year period ending on the Determination Date.  However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date.  Notwithstanding anything herein to the contrary, all distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.  Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)           any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5)           with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.  If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.  However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant’s Aggregate Account balance.

(6)           with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section.  If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)           “Aggregation Group” has the meaning set forth in Code Section 416(g)(2) and by the Regulations thereunder.

(d)           “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)           Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).  The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)            “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:  (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds 60% of a similar sum determined for all Participants.

ARTICLE X

MISCELLANEOUS

10.1         PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between any Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2         ALIENATION

(a)           Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)           Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4.  At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness.  Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s Combined Account.  If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant’s Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

(c)           Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984.  The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)           Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).  In a case in which the survivor annuity requirements of Section 6.5 above and Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

(1)           either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a),

(2)           such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

(3)           in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

10.3         CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Utah, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4         GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5         LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employers or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employers or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.  No action seeking to recover benefits under the Plan or based on benefit amounts not paid under the Plan may be brought, filed or commenced later than one year after such benefits are denied under the Plan’s claims appeal procedures.

10.6         PROHIBITION AGAINST DIVERSION OF FUNDS

(a)           Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, former Participants, or their Beneficiaries.

(b)           In the event any Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period.  Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)           Except for Sections 3.5, 3.6, and 4.1(e), any contribution by an Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance.  Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7         RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employers, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.8         ACTION BY THE EMPLOYERS

Whenever any Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by its Chief Executive Officer, Chief Financial Officer or any other person duly authorized by its legally constituted authority.

10.9         NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employers, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder.  The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference.  In general, the Employers shall have the sole responsibility for making the contributions provided for under Section 4.1; and SkyWest, Inc. shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan.  The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder.  The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures.  The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.  Each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.  No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value.  Any person or group may serve in more than one Fiduciary capacity.

10.10       HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.11       UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.  In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan has been executed on the day and year first above written.

SKYWEST, INC.

By:	/s/ Michael J. Kraupp
Its:	Vice President of Finance and Assistant
Treasurer
Name: Michael J. Kraupp

/s/ Michael J. Krapp
Michael Kraupp, Trustee

/s/ Alan Olson
Alan Olson, Trustee

/s/ Ann Olson
Ann Olsen, Trustee

CONFIRMATION OF PRIOR ADOPTION OF PLAN

SkyWest Airlines, Inc. consents to this restatement of the Plan.

SKYWEST AIRLINES, INC.

By:	/s/ Michael J. Kraupp
Its:	Vice President of Finance and Assistant
Treasurer
Name: Michael J. Kraupp

Date: June 17, 2004